EXHIBIT 10.2

THIS SECURED PROMISSORY NOTE IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF MAY ___, 2008, AMONG NPIL PHARMA INC., RXELITE, INC. AND CASTLERIGG MASTER INVESTMENTS LTD.

SECURED PROMISSORY NOTE

$3,000,000.00	__________, 2008

FOR VALUE RECEIVED, RXELITE, INC. a Delaware corporation ("Maker"), promises to pay to the order of NPIL PHARMA INC. ("Payee"), the sum of Three Million and No/100 Dollars ($3,000,000.00) together with interest thereon at the rate set forth in that certain Loan and Security Agreement of even date herewith by and between Maker and Payee (the "Loan Agreement"). This Note shall be due and payable in accordance with the terms of the Loan Agreement. Upon the earlier of (a) Demand by the Payee, or (b) the Loan Termination Date, all principal, interest and expenses then outstanding shall be finally due and payable.

Any payment not made within ten (10) days following its due date shall be subject to assessment of a late charge equal to the Default Rate (as defined in the Loan Agreement). All amounts due under this Note are payable at par in lawful money of the United States of America, at the principal place of business of Payee in Edison, New Jersey, or at such other address as the Payee or other holder hereof (herein "Holder") may direct.

The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note. Subject to the terms and provisions of the Subordination Agreement (as defined in the Loan Agreement) the occurrence and during the continuation of an Event of Default, Holder may, at its option and without notice, declare all principal and interest provided for under this Note, and any other obligations of Maker to Holder, to be presently due and payable, and Holder may enforce any remedies available to Holder under any documents securing or evidencing debts of Maker to Holder. Holder may waive any default or Event of Default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent default, this right being a continuing one. Upon the occurrence and during the continuation of an Event of Default, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due Holder shall bear interest at the Default Rate (as defined in the Loan Agreement).

All amounts received for payment of this Note shall be first applied to any expenses due Holder under this Note or under any other documents evidencing or securing obligations of Maker to Holder, then to accrued interest, and finally to the reduction of principal. Subject to the terms and provisions of the Subordination Agreement, prepayment of principal or accrued interest may be made, in whole or in part, at any time without penalty. Any prepayment(s) shall reduce the final payment(s) and shall not reduce or defer installments next due.

This Note may be freely transferred by Holder, upon three days prior written notice to Maker.

Maker and all sureties, guarantors, endorsers and other parties to this instrument hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Holder with respect to this Note and severally waive demand, presentment, protest, notice of dishonor, and all other notices that might otherwise be required by law. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship.

Maker’s performance under this Note is secured by various property, including, but not limited to, the personal property described in the Loan Agreement.

Maker and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys’ fees and all court and other costs that Holder may incur in the course of efforts to collect the debt evidenced hereby or to protect Holder’s interest in any collateral securing the same.

The validity and construction of this Note shall be determined according to the laws of Delaware applicable to contracts executed and performed within that state. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.

The provisions of this Note may be amended or waived only by instrument in writing signed by the Holder and Maker and attached to this Note.

Maker and Lender hereby knowingly and voluntarily waive any right to a trial by jury with regard to any action, proceedings, claims or counterclaims, whether in contract or in tort, at law or in equity, of any type or nature whatsoever arising under or concerning this note or the credit relationship evidenced thereby.

MAKER REPRESENTS AND WARRANTS THAT THE PROCEEDS OF THIS NOTE ARE FOR BUSINESS AND COMMERCIAL PURPOSES AND NOT PRIMARILY FOR FAMILY, CONSUMER, HOUSEHOLD OR SIMILAR PURPOSES.

Words used herein indicating gender or number shall be read as context may require.

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RXELITE, INC., Maker By:_____________________________________ Title:____________________________________ Taxpayer I.D. No.:

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